Exhibit 99.1

PRESS RELEASE For Immediate Release
Monolithic Power Systems, Inc.
6409 Guadalupe Mines Road
San Jose, CA 95120 USA
T: 408-826-0600, F: 408-826-0601 www.monolithicpower.com

Monolithic Power Systems Announces Fourth Quarter

and Fiscal Year 2007 Results

SAN JOSE, Calif. February 5, 2008—Monolithic Power Systems (MPS) (Nasdaq: MPWR), a leading fabless manufacturer of high-performance analog and mixed-signal semiconductors, today announced financial results for the quarter and fiscal year ended December 31, 2007.

The results for the quarter ended December 31, 2007 are as follows:

•	Net revenues of $38.5 million, up 45.8% from $26.4 million in the fourth quarter of 2006 and down 4.2% sequentially from $40.2 million in the third quarter of 2007

•	Gross margin of 63.9%, compared to 63.9% in the fourth quarter of 2006 and 63.5% in the third quarter of 2007

•

GAAP operating expenses of $16.7 million, including $15.6 million for research and development and selling, general and administrative expenses, which includes $3.0 million for stock-based compensation, and $1.0 million for patent litigation expenses

•	Non-GAAP(1) operating expenses of $13.7 million, excluding $3.0 million for stock-based compensation

•	GAAP net income of $7.3 million, with GAAP EPS of $0.20 per diluted share

•	Non-GAAP(1) net income of $9.2 million, or $0.26 per diluted share, excluding stock-based compensation and related tax effects

The results for the year ended December 31, 2007 are as follows:

•	Net revenues of $134.0 million, compared to $105.0 million for the year ended December 31, 2006, an increase of 27.6%

•	Gross margin of 63.6%, compared to 63.7% for the year ended December 31, 2006

•

GAAP operating expenses of $75.6 million, including $56.9 million for research and development and selling, general and administrative expenses, which includes $10.7 million for stock-based compensation, $9.4 million for patent litigation expenses, $9.8 million for a litigation settlement provision, and a credit of $0.5 million for the sublease of the company’s Los Gatos property

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Non-GAAP(1) operating expenses of $55.6 million, excluding $10.7 million for stock-based compensation and $9.8 million for a litigation settlement provision, and including a reversal of the lease write-off of $0.5 million

•	GAAP net income of $9.3 million, with GAAP EPS of $0.26 per diluted share

•

Non-GAAP(1) net income of $25.9 million, or $0.74 per diluted share, excluding stock-based compensation, the litigation settlement provision and related tax effects, and including a reversal of the lease write-off that was previously recorded

“MPS had strong growth in 2007, which was the result of putting the right strategy in place in earlier years”, said Michael Hsing, chief executive officer and founder of MPS. “We will continue along the same path, focusing on new product introductions, expanding our silicon content, and attacking the large analog markets outside Greater China, including North America, Europe and Japan. I am confident MPS is well positioned for long-term future growth.”

Business Outlook

The following are MPS’ financial targets for the first quarter ending March 31, 2008:

•	Revenues in the range of $33 million to $35 million

•	Gross margin in the mid to upper end of the company’s target range of 60% to 63%

•

Research and development and selling, general and administrative expenses between $15.5 million and $17.0 million. Non-GAAP(1) research and development and selling, general and administrative expenses between $12.5 million and $13.5 million. This excludes an estimate of stock-based compensation expense in the range of $3.0 million to $3.5 million

•	Litigation expense in the range of $1.0 million to $1.4 million

(1) Non-GAAP net income, non-GAAP operating expenses and non-GAAP research and development and selling, general and administrative expense differ from net income, operating expenses, and research and development and selling, general and administrative expense determined in accordance with GAAP (Generally Accepted Accounting Principles in the United States). Non-GAAP net income for the quarter and year ending December 31, 2007 excludes the effect of stock-based compensation expense and related tax effects, a provision for litigation and related tax effects, and includes a reversal of the lease write-off that was recorded previously. Non-GAAP operating expenses for the quarter and year ending December 31, 2007 exclude the effect of stock-based compensation expense and the provision for litigation and include a reversal of the lease write-off that was recorded previously. Projected non-GAAP research and development and selling, general and administrative expenses exclude the effect of stock-based compensation expense and related tax effects. A schedule reconciling these amounts is included in this news release. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. MPS utilizes both GAAP and non-GAAP financial measures to assess what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions. MPS believes that the inclusion of non-GAAP financial measures, together with GAAP measures, provides investors with an alternative presentation useful to investors’ understanding of MPS’ core operating results and trends. Additionally, MPS believes that the inclusion of non-GAAP measures, together with GAAP measures, provides investors with an additional dimension of comparability to similar companies. However, investors should be aware that non-GAAP financial measures utilized by other companies are not likely to be comparable in most cases to the non-GAAP financials measures used by MPS.

Conference Call

MPS plans to conduct a management teleconference covering its fourth quarter and fiscal year ended December 31, 2007 results at 2:00 p.m. PT / 5:00 p.m. ET today, February 5, 2008. To access the conference call and following replay, go to http://ir.monolithicpower.com and click the webcast link. From this site, you can listen to the teleconference, assuming that your computer system is configured properly. In addition to the webcast replay, which will be archived for all investors for one year on the MPS website, a phone replay will be available for seven days after the live call at 617-801-6888, code number 18556497. This press release and any other information related to the call will also be posted on the website.

Safe Harbor Statement

This press release contains forward-looking statements regarding targeted net revenues, gross margin, GAAP and non-GAAP research and development and selling, general and administrative expenses, stock-based compensation expense and litigation expenses for the three months ending March 31, 2008, continuing market acceptance of new products and the future introduction of new products. These statements are not historical facts or guarantees of future performance or events, are based on current expectations, estimates, beliefs, assumptions, goals, and objectives, and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed by these statements. Readers of this press release and listeners to the accompanying conference call are cautioned not to place undue reliance on any forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, the risks, uncertainties and costs of litigation in which the company is involved; the outcome of any upcoming trials, hearings, motions, and appeals; any market disruptions or interruptions in MPS’ schedule of new product release development; adverse change in production and testing efficiency; adverse changes in government regulations in foreign countries where MPS has offices; acceptance of, or demand for, MPS’ products being lower than expected; the adverse impact on MPS’ financial performance if its tax and litigation provisions are inadequate; difficulty in predicting or budgeting for future expenses and financial contingencies; and other important risk factors identified in MPS’ SEC filings, including, but not limited to, its Form 10-Q filed on November 1, 2007.

The forward-looking statements in this press release represent MPS’ targets, not predictions of actual performance. MPS assumes no obligation to update the information in this press release or in the accompanying conference call.

About Monolithic Power Systems, Inc.

Monolithic Power Systems, Inc. (MPS) develops and markets proprietary, advanced analog and mixed-signal semiconductors. The company combines advanced process technology with its highly experienced analog designers to produce high-performance power management integrated circuits (ICs) for DC to DC converters, LED drivers, Cold Cathode Fluorescent Lamp (CCFL) backlight controllers, Class D audio amplifiers, and Linear ICs. MPS products are used extensively in computing and network communications products, LCD monitors and TVs, and a wide variety of consumer and portable electronics products. MPS partners with world-class manufacturing organizations to deliver top quality, ultra-compact, high-performance solutions through the most productive, cost-efficient channels. Founded in 1997 and headquartered in San Jose, California, the company has expanded its global presence with sales offices in Taiwan, China, Korea, Japan, and Europe, which operate under MPS International, Ltd.

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Monolithic Power Systems, MPS, and the MPS logo are registered trademarks of Monolithic Power Systems, Inc. in the U.S. and trademarked in certain other countries.

Contact:

Rick Neely

Chief Financial Officer

Monolithic Power Systems, Inc.

408-826-0777

investors@monolithicpower.com

Consolidated Balance Sheet

(Unaudited, in thousands, except par value)

	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$83,114	$50,816
Short-term investments	27,765	27,674
Accounts receivable, net of allowances of $227 in 2007 and 2006	8,239	9,156
Inventories	17,487	6,738
Deferred income tax asset—current	72	1,658
Prepaid expenses and other current assets	4,659	1,118
Restricted cash	7,350	—

Total current assets	148,686	97,160

Property and equipment, net	14,175	11,358
Deferred income tax asset—long term	759	—
Other assets	539	500
Restricted assets	8,340	8,309

Total assets	$172,499	$117,327

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,154	$5,909
Accrued compensation and related benefits	8,299	4,792
Accrued income tax payable	—	684
Accrued liabilities	14,959	8,737

Total current liabilities	29,412	20,122

Deferred rent	237	484
Non-current income tax liability	5,455	—
Long term liabilities	86	1,769

Total liabilities	$35,190	$22,375

Stockholders’ equity:
Common stock, $0.001 par value, $33 and $30 in 2007 and 2006, respectively; shares authorized: 150,000,000; shares issued and outstanding: 33,454,595 and 30,369,381 in 2007 and 2006, respectively	146,035	113,532
Deferred stock compensation	(3)	(487)
Accumulated other comprehensive loss	465	(198)
Accumulated deficit	(9,188)	(17,895)

Total stockholders’ equity	137,309	94,952

Total liabilities and stockholders’ equity	$172,499	$117,327

Consolidated Income Statement

(Unaudited, in thousands, except per share amounts)

	Three months ended December 31,		Years ended December 31,
	2007	2006	2007	2006
Revenue	$38,487	$26,396	$134,004	$105,015
Cost of revenue*	13,908	9,519	48,781	38,107

Gross profit	24,579	16,877	85,223	66,908

Operating expenses:
Research and development*	7,493	5,910	27,342	22,301
Selling, general and administrative*	8,150	6,591	29,537	27,594
Lease abandonment	—	1,218	(496)	1,218
Patent litigation settlement	—	—	9,800	3,000
Patent litigation expense	1,043	1,910	9,370	11,560

Total operating expenses	16,686	15,629	75,553	65,673

Income from operations	7,893	1,248	9,670	1,235
Other income (expense):
Interest and other income	1,342	750	4,741	2,637
Interest and other expense	(118)	(22)	(139)	(273)

Total other income, net	1,224	728	4,602	2,364

Income before income taxes	9,117	1,976	14,272	3,599
Income tax provision	1,784	3,618	4,981	6,462

Net income (loss)	$7,333	$(1,642)	9,291	(2,863)

Basic net income (loss) per common share	$0.22	$(0.05)	$0.29	$(0.10)

Diluted net income (loss) per common share	$0.20	$(0.05)	$0.26	$(0.10)

Weighted average shares used in basic net income per common share	32,919	29,994	31,703	29,502

Weighted average shares used in diluted net income (loss) per common share	36,135	29,994	35,090	29,502

* Stock-based compensation has been included in the following line items:
Cost of revenue	$166	$131	$539	$539
Research and development	1,246	1,197	4,625	5,236
Selling, general and administrative	1,768	1,456	6,064	5,749

Total	$3,180	$2,784	$11,228	$11,524

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME
(in thousands, except per share amounts)

Net income (loss)	$7,333	$(1,642)	$9,291	$(2,863)

Adjustments to reconcile net income to non-GAAP net income
Stock-based compensation	$3,180	$2,784	$11,228	$11,524
Patent litigation settlement	—	—	9,800	3,000
Reversal of lease write-off	—	1,292	(540)	1,292
Tax effect	(1,291)	1,762	(3,859)	461

Non-GAAP net income	$9,222	$4,196	$25,920	$13,414

Non-GAAP earnings per share, excluding stock-based compensation and related tax effects:
Basic	$0.28	$0.14	$0.82	$0.45
Diluted	$0.26	$0.13	$0.74	$0.40
Shares used in the calculation of non-GAAP earnings per share:
Basic	32,919	29,994	31,703	29,502
Diluted	36,135	33,031	35,090	33,215

RECONCILIATION OF OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES
(in thousands, except per share amounts)

Total operating expenses	$16,686	$15,629	$75,553	$65,673

Adjustments to reconcile total operating expenses to non-GAAP total operating expenses
Stock-based compensation	$(3,014)	$(2,653)	$(10,689)	$(10,985)
Patent litigation settlement	—	—	(9,800)	(3,000)
Reversal of lease write-off	—	(1,218)	496	(1,218)

Non-GAAP total operating expenses	$13,672	$11,758	$55,560	$50,470

2008 First Quarter Outlook

RECONCILIATION OF R&D AND SG&A EXPENSES TO NON-GAAP R&D AND SG&A EXPENSES

(in thousands, except per share amounts)

	Three months ended March 31, 2008
	Low	High
R&D and SG&A	$15,500	$17,000

Adjustments to reconcile R&D and SG&A to non-GAAP R&D and SG&A
Stock-based compensation	(3,000)	(3,500)

Non-GAAP R&D and SG&A	$12,500	$13,500